CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Micrion Corporation:

We consent to the use of our report relating to the consolidated balance sheets of Micrion Corporation as of June 30, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1998 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement on Form S-4 filed by FEI Company.

                                       KPMG PEAT MARWICK LLP

Boston, Massachusetts
May 5, 1999